U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT TO FORM SB-2 ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHPLACE CORPORATION

(Name of registrant in its charter)

Nevada                                                8000                                         26-1559574

(State of Incorporation)                     (Primary SIC Number)         (IRS Employer Number)

8264 Key Royal Cir #833

Naples, FL 34119

(239) 206-4532

(Address and telephone number of principal executive offices)

Parsons/Burnett, LLP

2070 Skyline Tower, 10900 NE 4th Street

Bellevue, WA 98004

Phone: (425) 451-8036 Fax: (425) 451-8568

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer  [  ] (Do not check if a smaller reporting company)

Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

Title of each Class	Number of	Proposed Offering	Proposed Maximum
Of Securities	Shares	Price	Aggregate	Amount of
to be	to be	per Share	Offering	Registration
Registered	Registered	(2)	(3)	Fee(1)

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Common Stock $0.001 par value to be sold by selling shareholders	230,000	$0.05	$ 11,500	$1.23
Common Stock $0.001 par value to be sold by the Company	2,000,000	$0.05	$100,000	$10.70
TOTAL	2,230,000	$0.05	$111,500	$11.93

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(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.005 per share for 400,000 shares, $0.01 for 1,800,000 shares, and $0.05 for 230,000 shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

EXPLANATORY NOTES

This Post-Effective Amendment to the Form SB-2 Registration Statement further amends our Registration Statement originally declared effective on February 19, 2008, for the sole purpose of  extending the offering period of the offer from November 15, 2008 until May 15, 2009.  No other information has materially changed since the effective date.  However, the Company has filed current financial statements, which can be found on the SEC’s website at www.sec.gov.  .

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, Florida USA on November 13, 2008.

 HEALTHPLACE CORPORATION, Registrant

/s/ Richard Patterson

Richard Patterson

President

Pursuant to the requirements of the Securities Act of 1993, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Richard Patterson

Richard Patterson

President (principal executive officer), Chief

Financial Officer (principal financial officer),

Treasurer, and Member of the Board of Directors

/s/ Lissette Valiente

Lissette Valiente

Secretary and Member of the Board of Directors